Exhibit 99.01

Palisade Bio Appoints Herbert B. Slade, MD, FAAAAI as Chief Medical Officer

Established academic and corporate executive with proven track record leading large, multinational organizations across the pharmaceutical and medical device industries

Well-versed with LB1148 - serving as recent expert clinical advisor to Palisade Bio

Carlsbad, CA – November 18, 2022 -- Palisade Bio, Inc. (Nasdaq: PALI), a clinical stage biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, today announced the appointment of Herbert B. Slade, MD, FAAAAI as Chief Medical Officer of Palisade Bio.

Dr. Slade is a proven medical and regulatory professional with over 25 years of leadership experience in the pharmaceutical and medical device industries. Over the course of his career, he has demonstrated execution of regulatory negotiations with the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) and the design, conduct and reporting of clinical programs.

“Over the past six months Dr. Slade has provided important input and guidance in advancing the development of LB1148 as a clinical advisor to the Company. We firmly believe his appointment as Chief Medical Officer will be a natural transition, and we are very pleased to welcome him to the executive leadership team. Throughout his career, he has amassed valuable expertise across the healthcare industry and academia and has developed a deep-rooted, respected skillset in research and development that we believe will be critical as we move our development programs forward. We will continue to leverage Dr. Slade’s perspective and leadership as we work to unlock the full potential of the Company and LB1148 for all stakeholders,” commented JD Finley, interim CEO of Palisade Bio.

“There remains a significant unmet need when it comes to addressing acute and chronic gastrointestinal post-surgical complications and the serious risks that come with them. I believe that the demonstrated mechanism to protect intestinal barrier health and the data seen to date well position LB1148 to become a potential standard of care, and I am dedicated to further advancing its development. With the prioritization on the prevention of adhesions program, I believe we have the potential to offer millions of patients an important therapeutic option and provide a much-needed benefit. Having closely worked with the Palisade Bio team as a clinical advisor for LB1148 over the past several months, I am excited to continue building on the progress made and look forward to bringing its development successfully across the finish line,” added Dr. Slade.

Dr. Slade currently serves as the Adjunct Clinical Associate Professor, Dept. of Pediatrics, Texas College of Osteopathic Medicine, UNTHSC and as Treasurer and member of the Board of Directors of The Wound Healing Society. He joins Palisade Bio having most recently served as the President and Managing Director of Chisholm Clinical Research Services, LLC (CCRS) where he provided assistance with clinical testing and development of promising new products for 11 client companies in seven countries. Prior to CCRS, Dr. Slade served as Chief Scientific and Medical Officer, Advanced Wound Management of Smith and Nephew plc before transitioning to Sr. Vice President, Research & Development where he was responsible for restructuring three strategic business unit R&D departments and two clinical groups into a single worldwide R&D organization, adding post-marketing surveillance. Prior to that he served as Chief Medical Officer and Senior Vice President at DFB Pharmaceuticals until it was acquired by Smith & Nephew in 2012. Additional career appointments include Chief Medical Officer of 3M Pharmaceuticals where he was responsible for all Medical, Clinical Research, Biometrics, Data Management and Pharmacovigilance personnel worldwide for 12 years. Dr. Slade also was afforded the unique opportunity to work at Rhône-Poulenc Rorer (RPR) with the prestigious Dr. Jonas Salk, as the principal physician and clinical immunologist on the Salk HIV Immunogen project. During that time, he assisted Dr. Salk on a wide range of program issues including the scientific validity of a therapeutic vaccine (now termed Theracines or Pharmacines), and the importance of the Th1/Th2 concept.

Dr. Slade has authored or co-authored over 100 publications. He has held academic positions at a number of universities including University of Michigan Medical School, Cornell University Medical College, University of North Texas Health Science Center, and University of Pennsylvania Medical School. Dr. Slade received his undergraduate degree in biology from Hamilton College and his M.D. from State University of New York Upstate Medical University in Syracuse, New York. He completed post doctorate work at S.U.N.Y. Upstate Medical Center and C.S. Mott Children’s Hospital and completed his fellowship at the University of Michigan.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology and human disease to develop novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company’s lead program, LB1148, is a broad-spectrum serine protease inhibitor which acts to neutralize digestive enzymes, potentially reducing intestinal damage. In clinical studies, LB1148 has demonstrated positive results in accelerating the time to return of postoperative bowel function, and reduced the incidence and severity of post-surgical abdominal adhesions. LB1148 is currently being evaluated in a Phase 2 study to evaluate return of gastrointestinal function, post-operative ileus and intra-abdominal adhesions in subjects undergoing elective bowel resection (PROFILE).

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: progress of studies, including opening additional clinical trial sites, timing of results or data, progress and completion of patient enrollment, including timing thereof and the Company’s co-development partner’s expectation to complete enrollment; regulatory progress and strategy, including potential registration and commercialization of LB1148; the extent of the cash runway; the closing of the underwritten public offering; and expected proceeds from financings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; the Company’s ability to achieve additional financing to fund future operations and the Company’s ability to comply with the continued listing requirements for Nasdaq. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com

Source: Palisade Bio